                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      GEORGIA BANK FINANCIAL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                      GEORGIA BANK FINANCIAL CORPORATION
                               3530 WHEELER ROAD
                            AUGUSTA, GEORGIA  30909

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 30, 1997

TO THE SHAREHOLDERS OF GEORGIA BANK FINANCIAL CORPORATION

       You are hereby notified that the Annual Meeting of Shareholders (the "Annual Meeting") of Georgia Bank Financial Corporation, a Georgia corporation (the "Company"), will be held at the offices of the Company, 3530 Wheeler Road, Augusta, Georgia on April 30, 1997, at 4:00 p.m., Eastern time for the following purposes:

       1. To elect twelve (12) directors to serve for a term ending on the date of the next annual meeting following the annual meeting at which they are elected or until their respective successors shall have been elected and qualified;

       2. To transact such other business as may properly come before the Annual Meeting or an adjournment thereof.

       Shareholders of record at the close of business on March 31, 1997, are the only shareholders entitled to notice of and to vote at the Annual Meeting.

                                 By Order of the Board of Directors


                                 /s/ Travers W. Paine III

                                 Travers W. Paine III
                                 Corporate Secretary

Augusta, Georgia
April 2, 1997

       EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS.

                      GEORGIA BANK FINANCIAL CORPORATION
                               3530 WHEELER ROAD
                         AUGUSTA, GEORGIA 30909

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 30, 1997

       This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Georgia Bank Financial Corporation (the "Company") to be held on April 30, 1997, at 4:00 p.m., Eastern time and at any adjournment thereof, for the purposes set forth in this Proxy Statement. THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Annual Meeting will be held at the principal executive office of the Company located at 3530 Wheeler Road, Augusta, Georgia, 30909. This Proxy
Statement and the accompanying Form of Proxy were first mailed to shareholders on or about April 2, 1997.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

       The Company has fixed March 31, 1997, as the record date (the
"Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its common stock, par value $3.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 1,542,368 shares of the Common Stock with each share being entitled to one vote.
There are no cumulative voting rights. A majority of the outstanding shares of the Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

       All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS," and at the proxy holders' discretion on any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

       The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company.
Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians, and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock held in their names.

                             ELECTION OF DIRECTORS

       The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors, with the exact number to be determined by the Board of Directors, each having a term of office of one year and continuing thereafter until his or her successor has been elected and has qualified. The Board has established twelve (12) as the number of persons to constitute the Board of Directors for the coming year, and has nominated the following persons to serve for one year and until their successors are elected and qualified:


                                      Position with            Position with
       Name                 Age         the Company              the Bank (1)
       ----                 ---       -------------            --------------

William J. Badger           46          Director                   Director

Patrick G. Blanchard        53          President                  President
                                        and Director               and Director

R. Daniel Blanton           46          Executive Vice             Executive Vice
                                        President, Chief           President, Chief
                                        Operating Officer and      Operating Officer and
                                        Director                   Director

William P. Copenhaver       72          Director                   Director

Warren A. Daniel            49          Director                   Director

C. Linton DeVaughn III      63          Director                   Director

Edward G. Meybohm           53          Vice Chairman and          Chairman of the Board
                                        Director                   and Director

Travers W. Paine III        49          Corporate Secretary        Corporate Secretary
                                        and Director               and Director

Robert W. Pollard, Jr.      46          Chairman of the Board,     Vice Chairman and
                                        Chief Executive Officer    Director
                                        and Director

Randolph R. Smith, M.D.     53          Director                   Director

Ronald L. Thigpen           45          Senior Vice President,     Group Vice President,
                                        Chief Financial Officer    Chief Financial Officer
                                        and Director               and Director

John W. Trulock, Jr.        51          Director                   Director

(1) Georgia Bank & Trust Company of Augusta, the Company's bank subsidiary (the "Bank").

       Each of the nominees is currently a director of the Company, and has been nominated by the Board to serve for an additional term. When properly executed and returned, the enclosed Form of Proxy will be voted as specified thereon. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as the Company's existing Board of Directors may recommend. The Bylaws of the Company require that any nominee for election as a director not nominated by the Board be submitted to the Secretary of the Company, along with certain information about the nominee, not later than April 16, 1997.

       Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWELVE NOMINEES PREVIOUSLY NAMED.



          DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK


       No director or executive officer of the Bank or Company is related to any other director or executive officer, except that Robert W. Pollard, Jr. is the brother-in-law of R. Daniel Blanton and Patrick G. Blanchard is the brother of
J. Pierce Blanchard, Jr. No director or executive officer currently serves as an officer or director of any other financial institution.

       All directors of the Company and the Bank will serve until the next annual meeting of the shareholders of the Company and the Bank, respectively, or until their successors are elected and have qualified. Officers of the Company and the Bank serve at the pleasure of their respective Board of Directors.

       The following additional information has been supplied by the directors and officers of the Company and Bank.

       Earl W. Allen, Sr., a Director of the Bank since January 1993, served as an organizer, member of the Board of Directors and later Chairman of the Board of FCS Financial Corporation and First Columbia Bank from 1984 until their acquisition by the Company in 1992. From 1968 to 1992, Mr. Allen also served as President of CSRA Camperland, Inc. in Martinez, Georgia. He is a past President of the Columbia County Chamber of Commerce and has served for more than two decades as a member of the Columbia County Planning and Zoning Commission.

  William J. Badger, a Director of the Company and Bank since the organization of each (November 1988 and February 1992, respectively), has been the President of Howard Lumber Company, a dealer in building materials and supplies, since 1978. Prior to that time, he served as treasurer and worked in sales for the company. Mr. Badger graduated from Richmond Academy in Augusta, Georgia, and received his B.A. degree from the University of Georgia in 1972. He is active in the Kiwanis Club, the Construction Suppliers Association of Georgia, and the Augusta Builders Exchange. Mr. Badger serves on the Vestry of St. Paul's Episcopal Church, Augusta.

       James G. Blanchard, Jr., was elected a Director of the Bank in 1996. Mr. Blanchard is a senior partner in the law firm of Fleming, Blanchard, Jackson & Durham, P.C. He has actively practiced law since 1968. Mr. Blanchard is a native of Evans, Georgia, and graduated from Georgia Southern University. He received his law degree from the Cumberland School of Law at Stanford University in Birmingham, Alabama. Mr. Blanchard was an organizing director of Georgia State Bank in 1970 and continued his service through the acquisition by Georgia Railroad Bank & Trust Company in 1986. He later served on the Board of Directors of Citizens Bank & Trust Company of Evans, Georgia. Mr. Blanchard serves as the attorney for the Columbia County Board of Education, Associate Judge of the Columbia County Juvenile Court and is City Attorney for the City of Grovetown, Georgia.

       J. Pierce Blanchard, Jr., has served as Group Vice President and
Columbia County Executive of the Bank since March 1994. In November of 1995, he was designated as Marketing Officer responsible for business development activities, branch administration, and the overall marketing plan for the Bank. He was formerly employed as the President and Chief Executive Officer of Citizens Bank & Trust Company in Evans, Georgia, from 1989 until March 1994. He also served with First Union National Bank and its predecessor, Georgia Railroad Bank & Trust Company from 1979 until 1989. Mr. Blanchard received his B.B.A. degree from Georgia Southern University and is a graduate of the Georgia Banking School and the School of Banking of the South at Louisiana State University. He currently serves as a member of the Board of Directors of Augusta Technical

Institute, the Columbia County Chamber of Commerce, the United Way of the CSRA, the Private Industry Council, and is a member of the Board and Vice Chairman of the Residential Care Facilities for the Elderly Authority.

       Patrick G. Blanchard, has been the President and a Director of the Company since its formation. He has been the President of the Bank since it was organized and a Director since June 1990. Before joining the Bank, he was Senior Vice President of First Union National Bank of Georgia ("First Union") from February 1987 through May 1989. Prior to its acquisition by First Union, Mr. Blanchard was President of the Columbia County Division of the Georgia Railroad Bank from January 1986 to February 1987. He was President and Chief Executive Officer of Georgia State Bank in Martinez, Georgia, from 1974 to 1985. From 1971 to 1974, Mr. Blanchard served as the Assistant State Treasurer of Georgia, at the State Capitol in Atlanta. Mr. Blanchard received his B.B.A. degree from Georgia Southern University. He has served as a member of the Board of Directors of the Community Bankers Association of Georgia and the Georgia Bankers Association. He currently serves as Chairman of the Metro Augusta Chamber of Commerce and is Past President of the Columbia County Chamber of Commerce. He also serves on the Board of Directors of St. Joseph Hospital, Inc., Historic Augusta, Inc., and the Advisory Board of the Gertrude Herbert Institute of Art. Blanchard is an active member of the Augusta Rotary Club and was named "1994 CEO of the Year" by The Business Journal. Mr. Blanchard was the 1995 recipient of the "Sponsor of the Year" Award from Credit Professionals International of Georgia. Mr. Blanchard is an honorary member of the United States Signal Corps Regiment and holds the rank of Brevet Colonel in the United States Signal Corps. He is a member of First Baptist Church of Augusta.

       R. Daniel Blanton, has been a Director and Executive Vice
President of the Company since it was formed. He has been a Director of the Bank since June 1990 and Executive Vice President and Senior Lending Officer of the Bank since it was organized. He was named Chief Operating Officer of the
Company and the Bank in November 1995.    Mr. Blanton was Vice President of The
Bank of Columbia County in Martinez, Georgia, from 1987 to 1988. From 1986 to 1987, he was self employed as a real estate developer, and is the President and Owner of Summerville Land Co., Inc., a real estate development company. From 1976 to 1986, Mr. Blanton served as the Senior Vice President and Senior Lending Officer of Georgia State Bank in Martinez, Georgia. A graduate of Georgia Military College, Mr. Blanton received his B.S. Degree from Clemson University in 1973 and received further training at the Georgia Banking School in 1984. He graduated from the School of Banking of the South at Louisiana State University in 1986.

       William P. Copenhaver, a Director of the Company since its formation and a Director of the Bank since September 1991, is a private investor and the retired Chairman of the Board and President of Columbia Nitrogen Corporation and Nipro, Inc., positions he held until 1991. Mr. Copenhaver is a graduate of Virginia Polytechnic Institute and State University and the Harvard University Business School. He currently serves on the Board of Directors of Thermal Ceramics, the Creel Foundation, Inc. the Greater Augusta Community Foundation, Inc. and the Pinnacle Club, Inc. A resident of Augusta since 1971, Mr. Copenhaver is a member of the Augusta National Golf Club, the West Lake and Augusta Country Clubs, and the Augusta Rotary Club. Mr. Copenhaver previously served on the Board of Directors of Arcadian Corporation, Millhaven Corporation and the Southern Company.

       Warren A. Daniel, a Director of the Company since its formation and a Director of the Bank since July 1990, has been an agent for Northwestern Mutual Life Insurance Company since 1978. Prior to 1978, Mr. Daniel was a Loan Officer with SunTrust Company Bank in Augusta. He is a graduate of Richmond Academy in Augusta and received his B.B.A. degree from the University of Georgia in 1970. Mr. Daniel's professional designations include Chartered Life Underwriter and Chartered Financial Consultant. He currently serves as a Director of Howard Lumber and is past Chairman of the Metro Augusta Chamber of Commerce and is active in other civic and business organizations.

       C. Linton DeVaughn III, a Director of the Company and Bank since each was organized, presently serves as Chairman of the Bank's Marketing
Committee.   He is a former owner and President of DeVaughn & Leonard
Insurance Services Inc. Previously, he was Partner and Vice President of Dawson, Taylor & Sherman. Mr. DeVaughn was employed by Amoco Oil Company from 1964 to 1974 as District Manager. He attended the University of Georgia from 1951 to 1954 and after two years of military service, he returned to college and attended Georgia Institute of Technology from 1956 to 1958. Mr. DeVaughn is a native of Montezuma, Georgia. He is a member of First Baptist Church of Augusta, Augusta Kiwanis Club, and a former Director of the Augusta Country Club.

    Patricia E. Leopard, has served as Senior Vice President and Chief Operations Officer of the Company since April, 1993 and Group Vice President and Chief Operations Officer of the Bank since December 1988. Mrs. Leopard previously served as Vice President of First Union National Bank and its predecessor Georgia Railroad Bank, and was Senior Vice President of Georgia State Bank prior to its acquisition by Georgia Railroad Bank. A native of Augusta, she is a graduate of Aquinas High School and attended Augusta State University. Mrs. Leopard formerly served as State President of Financial Women International, President of the Augusta Chapter of the American Institute of Banking, Vice President and Board Member of Safe Homes of Augusta, Inc., Ticket Chairman of the Augusta Invitational Rowing Regatta and Treasurer of the Augusta Junior Rowing Association. She currently serves as Chair-Elect of the American Institute of Banking, Georgia Chapter; and serves on the Human Resources Committee of the Georgia Bankers Association. She is an honor graduate of the GBA Operations School. Mrs. Leopard also serves on the Board of Directors of the March of Dimes and the Board of Directors and Executive Committee of the CSRA Partnership for Community Health, Inc.

       Dr. Shirley A. R. Lewis, a Director of the Bank since August 1994, is the President of Paine College in Augusta, Georgia. She earned a Ph.D. in Education from Stanford University and the M.S.W. and B.A. degrees from the University of California, Berkeley. She also holds a Certificate in African Studies from the Joint program of the University of London and University of Ghana. From 1986 to 1994, Dr. Lewis served as Assistant General Secretary of the Black College Fund of the General Board of Higher Education and Ministry of the United Methodist Church in Nashville, Tennessee. She is a past member of the College of Education Planning Committee for the Africa University in Mutare, Zimbabwe. She is the author of numerous articles and research memoranda on higher education, language arts, historically black colleges and universities, and teacher training. Dr. Lewis participates in a variety of civic, educational and service activities including the Metro Augusta Chamber of Commerce, the United Negro College Fund, and the National Association of Independent Colleges and Universities. She is a member of the Board of Directors of the Morris Museum, the Medical College of Georgia Research Institute, and she is a member of Augusta Rotary Club.

       Edward G. Meybohm, has served as Vice Chairman of the Company's
Board of Directors since its formation and is the current Chairman of the Bank's Board of Directors and the Bank's Asset/Liability and Investment Committee. He has been the President of Meybohm Realty, Inc., a real estate brokerage firm, since 1977. Prior to that time, Mr. Meybohm worked at Southern Finance Corporation, where he was employed as a Sales Manager from 1972 to 1977. Mr. Meybohm, a native of Harlem, Georgia, received his B.S. degree in Education from Georgia Southern University in 1964. He served as a member of the Board of Directors of Georgia State Bank, Martinez, Georgia, from November 1983 through December 1985, when Georgia State Bank merged with Georgia Railroad Bank. Thereafter, Mr. Meybohm continued to serve on the Columbia County Advisory Board of Georgia Railroad Bank and its successor, First Union National Bank of Georgia, until his resignation in June 1988. Mr. Meybohm is past president of the Georgia Association of Realtors, a past Chairman of the Metro Augusta Chamber of Commerce and is active in other civic and business organizations. He is currently a member of the Board of Governors of Augusta Country Club, Inc., President of the Augusta Golf Association, and was recently appointed to the State Board of Education.

       Travers W. Paine, III, a Director and Corporate Secretary of the
Company since its formation and a director and Corporate Secretary of the Bank since it was organized, is a partner in the law firm of Paine, McElreath & Hyder, P.C., of Augusta. After graduating from Richmond Academy in Augusta, Mr. Paine received his Bachelor of Business Administration and Juris Doctor degrees from the University of Georgia in 1970 and 1973, respectively. He is a member of the Board of Directors of Southmed Management, Inc., a medical consulting company, Grace Healthcare, Inc., a provider of community mental health services,
and R. W. Allen & Associates, Inc., a construction company.   Active in civic,
business and professional organizations, he is a member of the Forum Committee on Health Law of the American Bar Association and the National Health Lawyers Association, and a former member of the City Council of Augusta. Mr. Paine also serves on the Board of Governors of the State Bar of Georgia and is a member of the National Association of Bond Lawyers.

       Robert W. Pollard, Jr., has been a Director of the Company and the
Bank since August 1994. In April of 1995, he was elected Chairman of the Board of the Company and Vice Chairman of Georgia Bank & Trust Company. He also serves as Chairman of the Company's Executive Committee. He is President of Pollard Lumber Company, Inc., a lumber manufacturer located in Appling, Georgia. He is a native of Georgia, and attended Harlem High School. He also attended the University of Georgia and received his B.S. degree in Forest Resources. Mr. Pollard has served on the Board of Directors of the Southeastern Lumber Manufacturers Association, the Georgia Forestry Association, and on the Steering
Committee of the Southern Timber Purchasers Council.   He currently serves on
the Board of Trustees of Westminster Schools and is a member and Deacon of Kiokee Baptist Church in Appling.

       Larry S. Prather, a Director of the Bank since January 1, 1993, was previously an organizer and member of the Board of Directors of FCS Financial Corporation and First Columbia Bank. He has been self-employed as the President and owner of Prather Construction Company, Inc., a utility and grading contractor, for the past twenty-six years. A native of Columbia County, Mr. Prather has served as a member of the Columbia County Board of Education and as Chairman of the Columbia County Board of Commissioners. He is also a past Chairman of Columbia County Development Authority and continues to serves as a member of the Authority. Mr. Prather is a graduate of Harlem High School and the University of Georgia where he received a B.S. degree in Business Administration.

       Larry E. Sconyers, a Director of the Bank since August 1994, is a native of Richmond County. He is a graduate of the public school system of Richmond County and the Augusta Technical Institute. In 1993, he was elected as a member of the Richmond County Commission and served as its Chairman through 1995. In January 1996, Mr. Sconyers assumed his role as Mayor/Chairman of the newly consolidated Augusta-Richmond County Government, a position he was elected to in November 1995. He is a past member of the Board of Directors of University Health Care Foundation, Inc. He is President of Sconyers Bar-B-Que, Inc. which has been named one of the top ten barbecue restaurants in America by People Magazine.

       Randolph R. Smith, M.D., a Director of the Company and Bank since each was formed and serves as Chairman of the Company's Audit Committee. He is a specialist in plastic and reconstructive surgery and a member of the medical staff of University Hospital in Augusta where he has served as Chief of Staff. He has practiced his specialty in the Augusta area since 1978. Prior to that time, Dr. Smith served his residency at the Medical College of Georgia in Augusta and Duke University. He graduated from Richmond Academy in Augusta, received his B.S. Degree from Clemson University in 1966 and received his M.D. degree from the Medical College of Georgia in 1970. Dr. Smith is active in civic and professional associations and is a native of Augusta.

       Ronald L. Thigpen, has been Senior Vice President and Chief
Financial Officer of the Company and Group Vice President and Chief Financial Officer of the Bank since April of 1993. He was elected to the Board of Directors of both the Company and the Bank in April of 1995. He was previously employed as the President and Chief Executive Officer of FCS Financial Corporation and First Columbia Bank from January 1991 to December 1992. From January 1989 until January 1991, Mr. Thigpen was Vice President and Regional Commercial Banking Manager for First Union National Bank of Georgia. From 1971 to 1989, Mr. Thigpen served First Union National Bank, and its predecessors Georgia Railroad Bank and Central Bank of Georgia, in a variety of positions including Macon City Executive Officer from November 1986 until January 1989.
He received his B.B.A. degree from Augusta College in 1973 and is a graduate of the Graduate School of Retail Bank Management at the University of Virginia and the School of Banking of the South at Louisiana State University. He has served as a member of the Board of Directors of the Georgia Bankers Association and is presently a member of the Risk Management Committee. Mr. Thigpen is Secretary of the Rotary Club of Columbia County. He is a member of the Board of Directors of University Health Care Foundation; the Development Authority of Columbia County, CSRA Unified Development Authority, and the Golden Harvest Food Bank.

        Mr. John W. Trulock, Jr., a Director of the Company and the Bank since April 1995, is a native Augustan. He attended Augusta State University and is a graduate of the University of Georgia, Athens, Georgia. Since 1981, Mr. Trulock has served as an agent for Massachusetts Mutual Life Insurance Company in Augusta. Mr. Trulock is a past President of the Exchange Club of Augusta, the Augusta College Alumni Association, Garden City Lions Club, and Boys Club of Augusta as well as past Chairman of the Augusta College Foundation. He is a member of Covenant Presbyterian Church and has served as Deacon, Elder, and Trustee.

                          DIRECTOR COMPENSATION

       The Company's Board of Directors receives a fee for their service on the Board at the rate of $100 for each Board meeting attended. No additional fees are paid for committee participation.


                       COMPENSATION OF EXECUTIVE OFFICERS

        Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers who receive more than $100,000 in compensation. Collectively, for purposes hereof, only two executive officers are compensated at this level. The disclosure requirements for these officers include the use of tables and a report explaining the rationale and considerations that led to executive compensation decisions affecting these individuals. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement in response to those requirements.

       The Compensation Committee either approves or recommends to the Board of Directors payment amounts and bonus award levels for executive officers of the Company and the Bank. The report reflects the compensation philosophy of The Company and the Bank as endorsed by the Company's Board of Directors and the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the compensation table.


                         COMPENSATION COMMITTEE REPORT

Overview

       The Compensation Committee is composed entirely of individuals who are outside directors. The Compensation fully supports the Company's philosophy that the relationship between pay and individual performance is fundamental to a salary administration program. Pay for performance relating to executive officer compensation comprises base salary and annual incentives. The administration of executive officer compensation in these areas is based not only on individual performance and contributions but also total Company performance relative to profitability and shareholder interests. The Compensation Committee makes recommendations to the Board to assure that competitive and fair compensation is provided the officers and employees in order to recruit and retain quality personnel. The committee periodically reviews and revises salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs.

Base Salary and Increases

       In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the existing salary market. The decision to increase base pay is recommended by the chief operating officer and approved by the Compensation Committee. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

       The Company's general philosophy is to provide base pay competitive with other banks and bank holding companies of similar size in the Southeast. The Company is beginning to reward individual performance with annual cash incentives.



Executive Officer Pay

       The Compensation Committee formally reviews the compensation paid to executive officers in January of each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to the Company's financial performance objectives and the initiatives taken to direct the Company.


Annual Cash Incentives

       The Company has begun to utilize cash incentives to better align pay with individual and Company performance. Funding for the cash incentives will be dependent on the Company attaining performance thresholds for return on equity and earnings per share. The performance objectives promote a group effort by all key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations of the chief operating officer, may approve awards to those officers who have made superior contributions to Company profitability as measured and reported against the performance goals established at the beginning of the year. This philosophy, when fully implemented, will better control overall expenses associated with salary increases by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Market information regarding salaries will be used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Long-Term Incentives

       The Company has established a Long-Term Incentive Plan designed to motivate sustained high levels of individual performance and align the interests of key officers with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon recommendation by the chief operating officer, and subject to approval by the Compensation Committee, stock appreciation rights may be awarded annually to those key officers whose performance during the year has made a significant contribution to the Company's long-term growth. The initial incentives under the plan could be awarded based upon the financial performance of the Company in 1997.

Employment and Severance Contracts

       The Company presently has no employment or severance contracts with any officer or employee of the Company or the Bank.

Summary

       In summary, the Compensation Committee believes that the compensation program of the Company is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for superior personal, Company and share value performance. The compensation program incorporates a shareholder point of view in several different ways. The Compensation Committee monitors the various guidelines that make up the program and may adjust them as it deems appropriate to continue to meet Company and shareholder objectives.

       Robert W. Pollard, Jr.  Chairman,      William P. Copenhaver
       Warren A. Daniel                       E. G. Meybohm


                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION


         Name and                                                          Deferred         Other
    Principal Position               Year       Salary         Bonus     Compensation    Compensation
    ------------------               ----      --------     ---------    ------------    ------------
Robert W. Pollard, Jr.              1996         -0-                          -0-            (1)
   Chairman & CEO                   1995         -0-                          -0-            (1)

Patrick G. Blanchard                1996       $95,000       $10,000        $3,800        $11,157(2)
   President                        1995        95,000                       3,800         10,225(3)
                                    1993        92,000                       3,680          9,097(4)

R. Daniel Blanton                   1996        94,500       $15,000         3,780        $ 6,578(5)
   Executive Vice President         1995        90,000                       3,600          6,292(6)
   & Chief Operating Officer        1994        78,000                       3,120          7,223(7)

(1) Mr. Pollard receives compensation only as a director, which totaled $1,300 in 1996 and $1,300 in 1995.
(2) Included club dues of $3,120 health insurance of $6,040 and life insurance of $1,997.
(3) Includes club dues of $3,120, health insurance of $5,035 and life insurance of $2,070.
(4) Includes club dues of $3,120, health insurance of $3,399 and life insurance of $2,578.
(5) Includes club dues of $480, health insurance of $5,409 and life insurance of $689.
(6) Includes club dues of $480, health insurance of $5,160 and life insurance of $652.
(7) Included club dues of $480, health insurance of $6,172 and life insurance of $571.

                               BENEFIT PLANS

       The Bank has an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, participating employees may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. The Bank has the option to make an annual discretionary contribution to the Plan. For the year ended December 31, 1996, the Bank contributed $73,018 to the Plan, which is 3% of the annual salary of all eligible employees.

       During 1994, the Bank adopted a non-qualified deferred bonus plan for officers of the Bank. Under the plan, the Bank has the option to make an annual discretionary contribution to the Plan. For the year-ended December 31, 1996, the Bank contributed $32,733 to the Plan.

       There were no stock options issued to or exercised or held by any officer of the Company during 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of April 2, 1997, with respect to the directors, executive officers and certain other members of the Company's and Bank's management and any shareholder of the Company known to Company to own 5% or more of the Common Stock:

                             Position(s) with the Company      Number of Shares       Percentage of
Name and Address                   and the Bank (1)           Beneficially Owned      Ownership (2)
-----------------------      ----------------------------     ------------------      -------------
Earl W. Allen, Sr.            Director of the Bank                  3,218 (3)             .21%
3842 Washington Road
Martinez, Georgia 30907

William J. Badger             Director                             33,770 (4)            2.19%
P. O. Box 1039
Evans, Georgia 30809

J. Pierce Blanchard, Jr.      Group Vice President and                285 (5)            0.02%
4109 Columbia Road            Marketing Officer
Martinez, Georgia 30907

James G. Blanchard            Director of the Bank                 27,133 (6)            1.76%
610 High Hampton Drive
Martinez, GA  30907

Patrick G. Blanchard          Director and President                2,570 (7)            0.17%
3530 Wheeler Road
Augusta, Georgia 30909


R. Daniel Blanton             Director, Executive Vice            118,858 (8)            7.71%
3530 Wheeler Road             President and Chief
Augusta, Georgia 30909        Operating Officer

William P. Copenhaver         Director                             16,649 (9)            1.08%
3531 Interlachen Road
Martinez, Georgia 30907

Warren A. Daniel              Director                              5,648 (10)           0.37%
P. O. Box 14445
Augusta, Georgia 30919

C. Linton DeVaughn III        Director                             16,100                1.04%
3665 Wheeler Road
Augusta, Georgia  30909

Patricia E. Leopard           Senior Vice President and             7,182 (11)           0.47%
3530 Wheeler Road             Chief Operations Officer of the
Augusta, Georgia 30909        Company and Group Vice President
                              and Chief Operations Officer
                              of the Bank

Dr. Shirley A. R. Lewis       Director of the Bank                  - -                 - -
1238 Beman Street
Augusta, Georgia 30904


Edward G. Meybohm             Vice Chairman of the                76,850 (12)           4.98%
3523 Walton Way               Board of the Bank and
Augusta, Georgia 30909        Chairman of the Board
                              of the Bank

Travers W. Paine, III         Corporate  Secretary of             23,559 (13)          1.53%
301 Wheeler Executive         the Bank and Director
Augusta, Georgia 30909

Robert W. Pollard, Jr.        Chairman of the Board              129,611 (14)          8.40%
6313 Keg Creek Road           and Chief Executive
Appling, Georgia 30802        Officer of the Company,
                              Vice Chairman of the Board
                              of the Bank

Larry S. Prather              Director of the Bank                 3,233               0.21%
302 Louisville Street
Harlem, Georgia 30907


Larry E. Sconyers             Director of the Bank                  - -                 - -
3052 Richmond Hill Rd.
Augusta, Georgia 30906

Randolph R. Smith, MD         Director                            80,018 (15)          5.19%
820 St. Sebastian Way
Augusta, Georgia 30901

Ronald L. Thigpen            Director, Senior Vice President       2,159                .14%
3530 Wheeler Road            and Chief Financial Officer of
Augusta, Georgia 30909       the Company and Director,
                             Group Vice President and Chief
                             Financial Officer of the Bank

John W. Trulock, Jr.         Director                                106                .01%
211 Pleasant Home Road
Bldg. E
Augusta, GA  30907

All executive officers and                                       546,949              35.46%
directors of the Company
and Bank as a group
(18 persons)

Estate of Robert W.                                              270,477 (16)         17.53%
Pollard, Sr.
5975 Washington Road
Appling, Georgia 30802

Levi A. Pollard                                                  104,021 (17)          6.74%
3310 Scotts Ferry Road
Appling, Georgia 30802


1. Each person holds the offices listed with both the Company and the Bank unless otherwise noted.
2. Based on 1,542,368 shares issued and outstanding. There are no options to purchase the Common Stock held by any listed person.
3.  Includes 380 shares held by Mr. Allen's grandchildren as to which Mr.
    Allen disclaims beneficial ownership.
4. Includes 731 by Mr. Badger's wife in an IRA, 2,566 by Mr. Badger's IRA and 575 held with J. C. Bradford.
5.  Includes 152 in IRA and joint with wife of 133.
6. Includes 22,270 in Profit Sharing Plan of which Mr. Blanchard is a beneficiary, 1,915 in wife's IRA, 957 with wife as custodian, 460 joint with wife and 1,531 in his IRA.
7.  Includes 570 shares held by Mr. Blanchard's wife and children
8. Includes 60,596 shares held by Mr. Blanton's wife and 18,838 shares held in trust by Mr. Blanton's wife for their minor children.
9.  Includes 1,317 shares held by Mr. Copenhaver's wife.
10. Includes 476 shares held by Mr. Daniel's minor children and 1,072 held in an IRA.
11. Includes 5,985 shares held by Mrs. Leopard's husband, mother and children.
12. Includes 19,165 shares owned by a pension and profit sharing plan of which Mr. Meybohm is a beneficiary
13. Includes 765 shares held by Mr. Paine's wife, 765 shares held by his minor children and 6,809 shares held by Mr. Paine in an IRA.
14. Includes 1,225 shares held by Mr. Pollard's wife and 26,498 held in trust for their minor children.
15. Includes 24, 830 shares held in a pension and profit sharing plan of which Dr. Smith is a beneficiary
16. Includes 1,043 shares held by Mr. Pollard's widow but excludes shares owned by Mr. Pollard's adult children or held in trust by such persons for their own minor children and shares held by his son-in-law, Mr. Blanton, as to all of which the estate of Mr. Pollard disclaims beneficial ownership.
17. Includes 9,812 shares held in trust for Mr. Pollard's children.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company and the Bank have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors and officers of the Company and Bank and their related interests, including corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risk of collectability nor present other unfavorable features to the Bank. At December 31, 1996, the following directors (with amount borrowed by affiliates added) had loans aggregating more than $60,000 outstanding with the Bank.

                                                       Percentage of
             Name               Amount Outstanding   Shareholder Equity
             ----               ------------------   ------------------
       Earl W. Allen, Sr.        $1,403,282 (1)            8.58%
       William J. Badger            951,821 (2)            5.82%
       C. Linton DeVaughn           133,991                0.82%
       Edward G. Meybohm            358,149 (3)            2.19%
       Travers W. Paine, III        383,362                2.35%
       Robert W. Pollard, Jr.        73,768 (4)            0.45%
       Larry S. Prather, Sr.      1,274,735 (5)            7.80%
       Randolph R. Smith, M.D.      283,706                1.74%


       (1) Includes $865,913 attributable to CSRA Camperland, Inc. of which Mr. Allen is a guarantor.
       (2) Includes $811,752 attributable to Howard Lumber Company. Mr. Badger is President of Howard Lumber Company.
       (3) Includes $144,980 attributable to Peachtree Builders, an affiliate of Mr. Meybohm.
       (4) Includes $30,084 attributable to Pollard Lumber Company. In addition, Pollard Lumber Company has a $2,500,000 Line of Credit which had no balance outstanding. Mr. Pollard is President of Pollard Lumber Company.
       (5) Includes $289,275 in loans to Pinnacle
           Properties, an affiliate of Mr. Prather.

       Loans outstanding to officers, directors and affiliates totaled $5,012,020 and aggregated 30.6% of the Company's shareholder equity at December 31, 1996.

       The law firm of Paine, McElreath & Hyder, P.C., in which Mr. Paine is a partner, serves as legal counsel to the Company and Bank in connection with a variety of matters. Such services have been, and will continue to be, provided at rate less than or equal to the prevailing rates in the Augusta area for comparable services from unrelated parties. The representation has been approved by the directors, with Mr. Paine abstaining. For the two years ended December 31, 1996, the Company and the Bank paid Paine, McElreath & Hyder an aggregate of $47,269 for legal services.



               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Company's Board of Directors has an Executive Committee, an Audit Committee, and a Compensation Committee.

       The Executive Committee is responsible for making recommendations to the Board on a variety of matters, including and the nomination of individuals for election to the Company's Board of Directors. During 1996, the Executive Committee's members included: Robert W. Pollard, Jr., Chairman, Patrick G. Blanchard, R. Daniel Blanton, William P. Copenhaver, Edward G. Meybohm, Travers
W. Paine III and Dr. Randolph R. Smith.

       The Audit Committee meets, at a minimum, quarterly prior to the regular Board meeting. The Internal Auditor meets with this committee and presents a report. The chairman of the Audit Committee makes a report to the full Board of Directors. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee recommends to the Board the appointment of the Company's independent auditors for the next fiscal year, reviews and approves the internal auditors audit program, and reviews with the independent auditors the results of the annual audit and management's response thereto. During 1996, the Company's Audit Committee included: Dr. Randolph R. Smith, Chairman, William J. Badger, Warren A. Daniel, C. Linton DeVaughn, III and John W. Trulock, Jr. Robert W. Pollard, Jr., and E. G. Meybohm, are Ex-Officio members.

       The Compensation Committee is responsible for making recommendations to the Board to assure that competitive and fair compensation is provided the officers and employees in order to recruit and retain quality personnel. The committee periodically reviews and revises salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. During 1996, the Compensation Committee was comprised of the following members: Robert W. Pollard, Jr., Chairman, William P. Copenhaver, Warren A. Daniel and E. G. Meybohm.

       The Board of Directors of the Company held five meetings, and the Board of Directors of the Bank held thirteen meetings during the year ended December 31, 1996. All of the Directors of the Company and the Bank attended at least 75% of such meetings and the meetings of each committee on which they served.


    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file reports of initial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission.
Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with in a timely manner except that William J. Badger and Travers W. Paine, III, each filed a delinquent Form 4 reflecting a sales transaction, which delinquency was due to oversight.





                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       KPMG Peat Marwick LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the fiscal year ended December 31, 1996. KPMG Peat Marwick LLP has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year ending December 31, 1997, subject to ratification by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


               SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

       Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders should be submitted to the Secretary of the Company by certified mail, return receipt requested and must be received by the Company at its offices in Augusta, Georgia, on or before November 28, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.


                               OTHER MATTERS

       Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment. The Bylaws of the Company required that any matter to be presented for action other than those approved by the Board of Directors, the Chairman of the Board or the President must be submitted to the Secretary of the Company by April 16, 1997.


                                      By Order of the Board of Directors


                                      /s/ Travers W. Paine, III

Augusta, Georgia                      Travers W. Paine, III
April 2, 1997                         Corporate Secretary

                      GEORGIA BANK FINANCIAL CORPORATION
                               3530 WHEELER ROAD
                             AUGUSTA, GEORGIA 30909
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GEORGIA BANK FINANCIAL CORPORATION
                                      FOR
                    THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1997

          The undersigned hereby appoints William J. Badger, Robert W. Pollard, Jr. and Patricia E. Leopard, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Georgia Bank Financial Corporation to be held at 4:00 p.m., on April 30, 1997 at the principal offices of the Company, 3530 Wheeler Road, Augusta, Georgia, or at any adjournment thereof.

(1)  Election of Directors:
     [ ]  FOR all nominees listed below             [ ]   WITHHOLD AUTHORITY TO VOTE
          (except as marked to the contrary)              for all nominees listed below
          William J. Badger                       Warren A. Daniel               Robert W. Pollard, Jr.
          Patrick G. Blanchard                    C. Linton DeVaughn III         Randolph R. Smith, M.D.
          R. Daniel Blanton                       E. G. Meybohm                  Ronald L. Thigpen
          William P. Copenhaver                   Travers W. Paine III           John W. Trulock, Jr.

          (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name)

                              CONTINUED ON REVERSE

          (2) In their discretion, upon such other matters as may properly come before the meeting.

               [ ] FOR            [ ] AGAINST       [ ]  ABSTAIN

          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION OF THE UNDERSIGNED AS MARKED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED.

                            Dated:____________________________1997

                            _____________________________________

                            _____________________________________
                            Signature(s) of Shareholder
                            Please sign exactly as name appears hereon. If shares are held jointly each shareholder should sign. Agents, executors, administrators, guardi-ans, trustees, etc. Should use full title. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

  PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IN THE ENCLOSED POSTPAID
                                   ENVELOPE.